Exhibit 10.1

Bill Mortimer

Wolboldstrasse 35

71063 Sindelfingen

Germany

Mark McGrath

Chief Executive Officer

Datameg Corporation

December 12, 2005

Dear Mark,

I submit this letter of resignation as General Manager of QoVox, the subsidiary of Datameg Corporation, effective on Friday, December 30, 2005.

I am grateful to you, Josh Davidson and my colleagues in QoVox for their dedication and contributions to try to make this business successful.

Kind regards,

/s/ Bill Mortimer

Bill Mortimer